                                                                 EXHIBIT 10.2(a)

                         EMPLOYMENT AMENDMENT AMENDMENT

This Employment Amendment Amendment ("Amendment"), made effective September 30, 2001, shall serve to amend the original Employment Agreement and attached Schedules (hereinafter collectively referred to as "Employment Amendment") executed on or about November 22, 2000 by and between Emplifi , Inc., with offices located at ____________ (hereinafter referred to as "Company") and iGate Capital Corporation, with offices located at Foster Plaza 10, 680 Andersen Drive, Pittsburgh, PA 15220 (herein after referred to as "Parent") and Mr. Steven J. Shangold (herein after referred to as "Employee").

                                   WITNESSETH

WHEREAS, Schedule "A" and "A-1" to the Employment Agreement set forth the Compensation payable to the Employee in accordance with paragraph 3 of the Employment Agreement.

WHEREAS, Schedule "C" to the Employment Agreement provided for certain Separation Payments to Employee in the event of a Without Cause
Termination/Resignation in accordance with paragraph 8 (b) of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises and Amendments herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1)   Schedules "A" and "A-1" of the Employment Agreement are hereby voided.

2)   Schedule "C" of the Employment Agreement is hereby voided.

3) The attached new Schedule "A" shall supercede the voided Schedules "A" and "A-1".

4)   The attached new Schedule "C" shall supercede the voided Schedule "C".

5) All other sections of the Employment Agreement shall remain in effect, except as noted above.

6) EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AMENDMENT IN ITS ENTIRETY. EMPLOYEE ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONFER WITH ANYONE OF HIS CHOICE, INCLUDING LEGAL COUNSEL, CONCERNING THIS AMENDMENT. BY SIGNING BELOW,

     EMPLOYEE ACKNOWLEDGES THAT HE IS ENTERING INTO THIS AMENDMENT VOLUNTARILY AND INTENDS TO BE BOUND BY IT.

IN WITNESS WHEREOF, the authorized representatives of Company and Parent have acknowledged and executed this Amendment, and the Employee has hereby caused this Amendment to be executed all as of the day and year first above written.

ATTEST:


________________________                 _______________________________________
                                         Employee: Mr. Steven J. Shangold


ATTEST:                                  Emplifi Inc.

________________________                 By:____________________________________

                                         Title:_________________________________



ATTEST:                                  iGate Capital Corporation

________________________                 By:____________________________________

                                         Title:_________________________________

                                  Schedule A

1. Position: Chief Executive Officer; Executive shall report in such capacity to
   --------
Company's Board of Directors.

2. Base Salary: $150,000 for 2002. Thereafter, Executive's base salary shall be
   -----------
determined in good faith by the Company's Board of Directors.

3. Bonus: Commencing in 2002, Executive shall be entitled to an annual bonus of
   -----
$350,000 based on achieving 100% of the agreed upon goals. Said bonus shall be payable in quarterly installments. The bonus shall be proportionately prorated based on the percentage achievement of the agreed upon goals. The parties will agree prior to January 15, 2002 to the specific formula to be followed to determine Executive's entitlement to the bonus. The parties agree in principle however that fifty percent (50%) of the bonus will be based upon the Company meeting certain revenue targets. The remaining 50% shall be based upon meeting certain profit and cash flow targets. Executive's bonuses for years prior to 2002 shall be determined by the Schedule "A" in effect prior to this amendment to this Agreement as of September 30, 2001.

3. Benefits: Executive is eligible for standard company benefits in the same
   --------
manner as other executives of the Company.

4. Stock Options: Executive shall receive 120,000 non-qualified stock options
   -------------
pursuant to the iGate Capital Corporation Second Amended and Restated 1996 Stock Incentive Plan and the Executive's Stock Option Agreement. The grant date for these options shall be October 3, 2001 at an exercise price of $1.93. These options will vest in equal quarterly installments over a three year period commencing on January 1, 2005.


BY: _________________________               BY: ____________________________
    Company / Date                              Executive / Date

                                  SCHEDULE C

            RETENTION AND/OR SEPARATION PAYMENTS IF EXECUTIVE REMAINS
       EMPLOYED THRU OCTOBER 1, 2004 ("Retention Completion Event") OR IS
          TERMINATED WITHOUT CAUSE OR RESIGNS, DIES OR BECOMES DISABLED
                              ("Separation Event")

Subject to the "Notes" section below, Table I attached hereto as Exhibit "A", is a schedule which details payments that will be paid to Executive while employed ("Retention Payments") and after a Termination Without Cause/Resignation, Death or Disability event (as set forth in Section 8 (b) of his Employment Agreement) ("Separation Payments") based on the date that the Separation Event occurs or the Retention Completion Event is achieved. It is understood that if Executive remains employed by the Company until the Retention Completion Event, the payments to Executive shall be as set forth in the last column of Table I, without regard to the reason for Executive's termination after the Retention Completion Event. If however there is a Separation Event prior to the Retention Completion Event, the payments to Executive shall be as set forth in the appropriate column of Table I based on the Separation Event Date.

     Notes:
     -----

     1) Executive may, upon Termination Without Cause/Resignation, Death or Disability, elect to accelerate the payments that are due and owing to him and instead be paid in one lump sum payment. Said lump sum payment shall be due and owing within 30 days of Company receiving written notice from Executive, or his estate in the event of Executive's death, that he has chosen to make the election. The amount of the lump sum payment shall be based on the date the Termination Without Cause/Resignation, Death or Disability took place, as detailed in Table II below, and these payments shall be reduced by any and all Retention or Separation Payments that have previously been made to Executive pursuant to Table I. In the event of the death of the Executive, the parties agree that his estate must take a lump sum payment pursuant to the schedule below.

                                   TABLE II
                                   --------

          Schedule of Lump Sum Payments in the Event of Termination Without Cause/Resignation, Death or Disability:

                                  Resignation,          Termination
             Event Date        Death or Disability     Without Cause
          ----------------     -------------------     -------------
          10/01/01-3/31/02          $1,500,000          $2,000,000
          04/01/02-9/30/02           1,750,000           2,330,000
          10/01/02-3/31/03           2,000,000           2,660,000
          04/01/03-9/30/03           2,166,667           3,000,000
          10/01/03-3/31/04           2,333,000           3,330,000
          04/01/04-9/30/04           2,500,000           3,660,000
          10/01/04-+                 4,000,000           4,000,000

     2) If Executive resigns prior to October 1, 2004, and accepts another position within six months of such resignation, the amount due and owing to Executive shall be reduced by $500,000, and this $500,000 shall be deducted on a pro rata basis from all remaining payments to the Executive, and the new balance will be paid over the remaining scheduled payment periods. If the Executive elects to take a lump sum payment, Executive agrees that said lump sum payment shall be reduced by $500,000, in addition to the reduction for all payments that have previously been made to Executive. The $500,000 that is withheld from the lump sum payment shall be placed in an interest bearing escrow account and shall be released and paid to Executive, including the interest accrued, six (6) months following the date of his resignation if he has not accepted another position. If Executive accepts another position such $500,000, including the interest accrued, shall revert to Company.

     3) Executive agrees that his right to receive the payments set forth in this Schedule "C" shall not be transferable in any way by Executive, including but not limited to sale of said right to such payments, to an entity or agency which purchases such deferred payment entitlements. This provision shall not however in any way prevent the assignment of Executive's payments to his estate in the event of Executive's death.


BY: _________________________               BY: ____________________________
       Company / Date                              Executive / Date

  RETENTION, RESIGNATION / TERMINATION, DEATH OR DISABILITY PAYMENT SCHEDULES
Table #1     * Applicable payment schedule is based upon actual event date

                  Separation Event         Separation Event         Separation Event        Separation Event        Retention
 Payment               Date                     Date                     Date                    Date           Completion Event
  Date        (10/01/01 thru 3/31/03)  (4/01/03 thru 9/30/03)  (10/01/03 thru 3/31/04)  (4/01/04 thru 9/30/04)   Date 10/1/2004
                   Payment Amount           Payment Amount           Payment Amount          Payment Amount      Payment Amount
              -----------------------  ----------------------  -----------------------  ----------------------  ----------------
12/31/2001           $   81,000              $   81,000              $   81,000               $   81,000           $   81,000
3/31/2002                81,000                  81,000                  81,000                   81,000               81,000
6/30/2002                81,000                  81,000                  81,000                   81,000               81,000
9/30/2002                81,000                  81,000                  81,000                   81,000               81,000
12/31/2002               81,000                  81,000                  81,000                   81,000               81,000
3/31/2003                81,000                  81,000                  81,000                   81,000               81,000
6/31/2003                81,000                 108,000                 108,000                  108,000              108,000
9/30/2003                81,000                 108,000                 108,000                  108,000              108,000
12/31/2003               81,000                 108,000                 154,000                  154,000              154,000
3/31/2004                81,000                 108,000                 154,000                  154,000              154,000
6/31/2004                81,000                 108,000                 154,000                  280,000              280,000
9/30/2004                81,000                 108,000                 154,000                  280,000              280,000
12/31/2004               81,000                 108,000                 154,000                  280,000              316,000
3/31/2005                81,000                 108,000                 154,000                  280,000              316,000
6/31/2005                81,000                 108,000                 154,000                  280,000              316,000
9/30/2005                81,000                 108,000                 154,000                  280,000              316,000
12/31/2005               81,000                 108,000                 154,000                  280,000              316,000
3/31/2006                81,000                 108,000                 154,000                  280,000              316,000
6/31/2006                81,000                 108,000                 154,000                  280,000              316,000
9/30/2006                81,000                 108,000                 154,000                  280,000              218,000
12/31/2006               81,000                 108,000                 154,000                  190,000
3/31/2007                81,000                 108,000                 154,000
6/31/2007                81,000                 108,000                 154,000
9/30/2007                81,000                 108,000                 154,000
12/31/2007               81,000                 108,000                 154,000
3/31/2008                81,000                 108,000                 154,000
6/31/2008                81,000                 108,000                 154,000
9/30/2008                81,000                 108,000                 154,000
12/31/2008               81,000                 108,000                 154,000
3/31/2009                81,000                 108,000                  64,000
6/31/2009                81,000                 108,000
9/30/2009                81,000                 108,000
12/31/2009               81,000                 108,000
3/31/2010                81,000                 108,000
6/31/2010                81,000                 108,000
9/30/2010                81,000                 108,000
12/31/2010               81,000                 108,000
3/31/2011                81,000                 108,000
6/31/2011                81,000                  58,000
9/30/2011                81,000
12/31/2011               81,000
3/31/2012                81,000
6/31/2012                81,000
9/30/2012                81,000
12/31/2012               81,000
3/31/2013                81,000
6/31/2013                81,000
9/30/2013                81,000
12/31/2013               81,000
3/31/2014                31,000
                     ----------              ----------              ----------               ----------           ----------
Total payout         $4,000,000              $4,000,000              $4,000,000               $4,000,000           $4,000,000